Exhibit 99.(h)(5)(iv)

Amendment No. 10

To

Transfer Agency Agreement

This Amendment No. 10 To Transfer Agency Agreement, executed as of April 30, 2021 (“Effective Date”) (“Amendment No. 10”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Baillie Gifford Funds (the “Investment Company”), on its own behalf and on behalf of each series of the Investment Company listed on Schedule B to the Amended Agreement (as defined below), in its individual and separate capacity.

Background

BNYM and the Investment Company previously entered into the Transfer Agency Agreement, dated as of September 1, 2014 (“Original Agreement”), Amendment Agreement, dated as of July 20, 2016, Amendment No. 1 To Transfer Agency Agreement effective as of August 4, 2017, Amendment No. 2 To Transfer Agency Agreement dated as of February 20, 2018,  Amendment No. 4 To Transfer Agency Agreement dated as of September 28, 2018 but effective as of June 30, 2018, Amendment No. 5 To Transfer Agency Agreement dated as of December 14, 2018, Amendment No. 6 To Transfer Agency Agreement dated as of December 13, 2018, Amendment No. 7 To Transfer Agency Agreement dated as of November 25, 2019, Amendment No. 8 To Transfer Agency Agreement dated as of December 19, 2019, and Amendment No. 9 To Transfer Agency Agreement dated as of April 29, 2020 (collectively, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment No. 10.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Current Agreement.  The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to Amendment No. 10, executed as of April 30, 2021, between BNYM and the Investment Company.

2.                                      Adoption of Amended Agreement by New Fund.  The Fund that has been added to Schedule B by virtue of this Amendment No. 10 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 10, it becomes and is a party to the Current Agreement as amended by this Amendment No. 10 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 10 as it has in the Current Agreement.

3.                                      Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 10, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.                                      Governing Law.  The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 10.

5.                                      Entire Agreement.  This Amendment No. 10 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                                      Facsimile Signatures; Counterparts.   The parties expressly agree that this Amendment No. 10 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 10, by a manual signature on a copy of Amendment No. 10 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 10 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 10 by electronic, digital or other technological methods.  Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed counterparts of this Amendment No. 10 or of executed signature pages to counterparts of this Amendment No. 10, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 10 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 10.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 10 To Transfer Agency Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 10 by Electronic Signature, affirms authorization to execute this Amendment No. 10 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 10 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan

Name: Robert Jordan

Title: Director

Baillie Gifford Funds
On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Julie Paul

Name: Julie Paul

Title: Vice President

SCHEDULE B

(Dated: April 30, 2021)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Agreement dated as of September 1, 2014 between BNY Mellon Investment Servicing (US) Inc. and Baillie Gifford Funds, as amended.

Portfolios

Baillie Gifford Asia Ex Japan Fund:

Baillie Gifford Asia Ex Japan Fund — Institutional Class

Baillie Gifford Asia Ex Japan Fund — Class K

Baillie Gifford China A Shares Growth Fund (formerly,  Baillie Gifford China A Shares Fund):

Baillie Gifford China A Shares Growth Fund — Institutional Class

Baillie Gifford China A Shares Growth Fund — Class K

Baillie Gifford Developed EAFE All Cap Fund:

Baillie Gifford Developed EAFE All Cap Fund — Institutional Class

Baillie Gifford Developed EAFE All Cap Fund Class 2

Baillie Gifford Developed EAFE All Cap Fund Class 3

Baillie Gifford Developed EAFE All Cap Fund Class 4

Baillie Gifford Developed EAFE All Cap Fund Class 5

Baillie Gifford Developed EAFE All Cap Fund Class K

Baillie Gifford EAFE Plus All Cap Fund:

Baillie Gifford EAFE Plus All Cap Fund — Institutional Class

Baillie Gifford EAFE Plus All Cap Fund Class 2

Baillie Gifford EAFE Plus All Cap Fund Class 3

Baillie Gifford EAFE Plus All Cap Fund Class 4

Baillie Gifford EAFE Plus All Cap Fund Class 5

Baillie Gifford EAFE Plus All Cap Fund Class K

Baillie Gifford Emerging Markets Equities Fund:

Baillie Gifford Emerging Markets Equities Fund — Institutional Class

Baillie Gifford Emerging Markets Equities Fund Class 2

Baillie Gifford Emerging Markets Equities Fund Class 3

Baillie Gifford Emerging Markets Equities Fund Class 4

Baillie Gifford Emerging Markets Equities Fund Class 5

Baillie Gifford Emerging Markets Equities Fund Class K

Baillie Gifford Global Alpha Equities Fund:

Baillie Gifford Global Alpha Equities Fund — Institutional Class

Baillie Gifford Global Alpha Equities Fund Class 2

Baillie Gifford Global Alpha Equities Fund Class 3

Baillie Gifford Global Alpha Equities Fund Class 4

Baillie Gifford Global Alpha Equities Fund Class 5

Baillie Gifford Global Alpha Equities Fund Class K

Baillie Gifford Global Stewardship Equities Fund:

Baillie Gifford Global Stewardship Equities Fund — Institutional Class

Baillie Gifford Global Stewardship Equities Fund Class K

Baillie Gifford International All Cap Fund:

Baillie Gifford International All Cap Fund Class 2

Baillie Gifford International All Cap Fund Class 3

Baillie Gifford International All Cap Fund Class 4

Baillie Gifford International All Cap Fund Class 5

Baillie Gifford International Alpha Fund:

Baillie Gifford International Alpha Fund — Institutional Class

Baillie Gifford International Alpha Fund Class 2

Baillie Gifford International Alpha Fund Class 3

Baillie Gifford International Alpha Fund Class 4

Baillie Gifford International Alpha Fund Class 5

Baillie Gifford International Alpha Fund Class K

Baillie Gifford International Concentrated Growth Equities Fund:

Baillie Gifford International Concentrated Growth Equities Fund — Institutional Class

Baillie Gifford International Concentrated Growth Equities Fund Class K

Baillie Gifford International Growth Fund:

Baillie Gifford International Growth Fund — Institutional Class

Baillie Gifford International Growth Fund Class 2

Baillie Gifford International Growth Fund Class 3

Baillie Gifford International Growth Fund Class 4

Baillie Gifford International Growth Fund Class 5

Baillie Gifford International Growth Fund Class K

Baillie Gifford International Smaller Companies Fund:

Baillie Gifford International Smaller Companies Fund — Institutional Class

Baillie Gifford International Smaller Companies Fund Class K

Baillie Gifford Japan Growth Fund:

Baillie Gifford Japan Growth Fund — Institutional Class

Baillie Gifford Japan Growth Fund — Class K

Baillie Gifford Long Term Global Growth Fund:

Baillie Gifford Long Term Global Growth Fund — Institutional Class

Baillie Gifford Long Term Global Growth Fund Class 2

Baillie Gifford Long Term Global Growth Fund Class 3

Baillie Gifford Long Term Global Growth Fund Class 4

Baillie Gifford Long Term Global Growth Fund Class 5

Baillie Gifford Long Term Global Growth Fund Class K

Baillie Gifford Multi Asset Fund:

Baillie Gifford Multi Asset Fund — Institutional Class

Baillie Gifford Multi Asset Fund Class K

Baillie Gifford Positive Change Equities Fund:

Baillie Gifford Positive Change Equities Fund — Institutional Class

Baillie Gifford Positive Change Equities Fund Class K

Baillie Gifford U.S. Discovery Fund: *

Baillie Gifford U.S. Discovery Fund — Institutional Class *

Baillie Gifford U.S. Discovery Fund Class K *

Baillie Gifford U.S. Equity Growth Fund:

Baillie Gifford U.S. Equity Growth Fund — Institutional Class

Baillie Gifford U.S. Equity Growth Fund Class K

* Services expected to commence April 30, 2021.